Exhibit 10.1

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This THIRD TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of August 26, 2013, by and among Broadcast International, Inc., a Utah corporation (“Parent”), Alta Acquisition Corporation, a Nevada corporation (“Merger Sub”) and AllDigital Holdings, Inc., a Nevada corporation (the “Company”) with respect to the Agreement and Plan of Merger dated January 6, 2013 among Parent, Merger Sub and the Company (including all amendments, the “Merger Agreement”), as previously amended by the First Amendment to Agreement and Plan of Merger dated April 10, 2013 (the “First Amendment”) and the Second Amendment to Agreement and Plan of Merger dated June 27, 2013 (the “Second Amendment”).

W I T N E S S E T H:

WHEREAS, the parties to the Merger Agreement desire to exclude certain convertible notes from the calculation of the exchange ratio in the Merger, add or alter certain conditions to closing and eliminate a discretionary termination right, all as provided herein;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration set forth herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Merger Agreement.

2.	Amendments to Merger Agreement.

a.	Add Definition of Combined Convertible Notes. The following definition shall be added to Exhibit A:

“Combined Convertible Notes” shall mean Convertible Promissory Notes issued by the Company, and countersigned by Parent, that are convertible (i) into Company Common Stock if the Merger does not close by November 30, 2013 or this Agreement is terminated, and (ii) into Parent Common Stock if the Merger closes by November 30, 2013.

b.	Amendment to Definitions of Parent and Company Fully Diluted Common Stock. The definition of “Parent Fully Diluted Common Stock” and the definition of “Company Fully Diluted Common Stock” shall be amended and restated as follows:

“Parent Fully Diluted Common Stock” means a number of shares equal to the sum of (a) the issued and outstanding shares of Parent Common Stock as of the applicable date, and (ii) the number of shares of Parent Common Stock that are issuable upon the exercise, conversion or exchange of any Parent Options, Parent Warrants (except, subject to Section 8.3(c), for the Excepted Warrants) and other rights or securities of any kind exercisable for, convertible into or exchangeable for Parent Common Stock (whether or not such rights or securities are vested, conditioned, contingent or otherwise limited as to exercisability in any way). For purposes of clarity, the Parent Fully Diluted Common Stock shall not include the Per Share Merger Consideration, the Combined Convertible Notes or any shares of Parent Common Stock issuable upon conversion of the Combined Convertible Notes.

“Company Fully Diluted Common Stock” means a number of shares equal to the sum of (a) the issued and outstanding shares of Company Common Stock as of the applicable date, and (ii) the number of shares of Company Common Stock that are issuable upon the exercise, conversion or exchange of any Company Options, Company Warrants and other rights or securities of any kind exercisable for, convertible into or exchangeable for Company Common Stock (whether or not such rights or securities are vested, conditioned, contingent or otherwise limited as to exercisability in any way) other than the shares of Company Common Stock issuable upon the exercise of Fully Offset Options. Notwithstanding the foregoing, Company Fully Diluted Common Stock shall not include the Combined Convertible Notes or any shares of Company Common Stock issuable upon conversion of the Combined Convertible Notes.

c.	Amendment of Committed Capital Requirement. Section 7.20 to the Merger Agreement, which was added by the Second Amendment, is hereby amended and restated as follows:

7.20 Capital Commitment. There shall be in place valid, binding and irrevocable subscription agreements or other commitments with respect to the purchase from Parent immediately following Closing of an amount of Parent Common Stock equal to no less than the amount, if any, by which $1.5 million exceeds the principal amount of the Combined Convertible Notes (and no more than $3.5 million) on terms and conditions approved in writing by the Company in its discretion with investors approved by the Company in writing on a subscription-by-subscription basis. No counterparty to any such subscription agreement or commitment shall be in default or shall have asserted that Parent is in default or that any conditions to the counterparty’s obligation to close such financing is not satisfied or will not be satisfied upon the Closing.

d.	Additional Condition to Closing. A new Section 7.21 is hereby added to the Merger Agreement, which shall read as follows:

7.21 Resolution of IP Ownership Issue. No one but Parent shall have any ownership interest in any Intellectual Property or Intellectual Property Rights at any time owned or supplied by Parent, as determined by the Company in its reasonable discretion.

e.	Elimination of Three-Day Discretionary Termination Right. Second 8.1(l), which was added to the Merger Agreement by the First Amendment, is hereby deleted.

3.	No Other Changes. As amended by this Amendment, the Merger Agreement remains in full force and effect and is hereby ratified and confirmed by Parent, Merger Sub and the Company.

4.	Misc. Terms. This Amendment shall be governed by the general terms and provisions set forth in Section 9 of the Merger Agreement.

[intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER to be duly executed by their respective authorized officers as of the day and year first above written.

BROADCAST INTERNATIONAL, INC.

By:	/s/ James E. Solomon
Name:	James E. Solomon
Title:	CFO

ALTA ACQUISITIONS CORPORATION

By:	/s/ James E. Solomon
Name:	James E. Solomon
Title:	CFO

ALLDIGITAL HOLDINGS, INC.

By:	/s/ Paul Summers
Name:	Paul Summers
Title:	CEO

[Signature Page to Third Amendment to Agreement and Plan of Merger]